UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2025

AGL PRIVATE CREDIT INCOME FUND

(Exact Name of Registrant as Specified in Its Charter)

814-01782

(Commission File Number)

Delaware	99-4917603
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

535 Madison Avenue, 24th Floor,

New York, NY 10022

(Address of principal executive offices) (Zip code)

(212) 973-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Effective June 2, 2025, George Talarico resigned as Chief Compliance Officer of AGL Private Credit Income Fund (the “Company”). In connection with Mr. Talarico’s resignation, there were no disagreements with the Company known to an officer of the Company on any matter relating to the Company’s operations, policies or practices.

Effective June 2, 2025, the board of directors of the Company appointed Vikas Sharma to replace Mr. Talarico as the Company’s Chief Compliance Officer. Mr. Sharma, age 46, has been an employee of ACA Group since November 2022. Prior to joining ACA Group in November 2022, Mr. Sharma was Deputy Chief Compliance Officer at Nephila Capital Ltd., a registered investment adviser focused on insurance-linked securities and climate risk, from March 2021 to October 2022. Prior to that, Mr. Sharma was Senior Compliance Officer at CORE CCO, a Compliance Consulting Firm, from June 2020 to February 2021. Prior to that, Mr. Sharma was a Senior Vice President of Compliance at Hudson Advisors, a large private equity fund focused on distressed investment opportunities and real estate, from 2016 to 2020. Prior to that, Mr. Sharma was a Manager of Compliance at Stellus Capital, a publicly listed middle-market BDC, from 2012 to 2016. Mr. Sharma has a B.Com in Accounting and Finance and an MBA from Symbiosis International University in India.

Mr. Sharma was not appointed as the Company’s Chief Compliance Officer pursuant to any arrangement or understanding with any other person and does not have a family relationship with any of the Company’s current or former trustees or executive officers. Mr. Sharma is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 2, 2025

AGL PRIVATE CREDIT INCOME FUND

By:	/s/ Taylor Boswell
Taylor Boswell
Chief Executive Officer